THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1290 Avenue of the Americas
                            New York, New York 10104

                                 April 20, 1998


EQ FINANCIAL CONSULTANTS, INC.
1290 Avenue of the Americas
New York, New York 10104

                           Re: Separate Account No. 45

         This letter will confirm our agreement that, beginning May 1, 1998, EQ Financial, Inc. will act as broker-dealer in connection with the distribution of Accumulator (NQ), Accumulator (IRA), and Accumulator (QP) products allocated to Separate Account No. 45, pursuant to and in accordance with the terms and conditions of that certain Distribution and Servicing Agreement dated as of May 1, 1994 among EQ Financial, Inc. (formerly known as Equico Securities, Inc.) and The Equitable Life Assurance Society of the United States, on its own behalf and as successor by merger to Equitable Variable Life Insurance Company.

                                   Very truly yours,

                                   THE EQUITABLE LIFE ASSURANCE SOCIETY
                                   OF THE UNITED STATES for itself and as
                                   depositor  on behalf  of its  Separate
                                   Account No. 45

                                   By: /s/ Jose S. Suquet
                                     -----------------------------------
                                      Jose S. Suquet
                                      Senior Executive Vice President
                                      and Chief Distribution Officer

Agreed to:

EQ FINANCIAL CONSULTANTS, INC.

By: /s/ Michael F. McNelis
   -------------------------------
    Michael F. McNelis
    President